UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2018

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

6 Loudon Road, Suite 200
Concord, NH	03301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Transaction

Consistent with its prior disclosures in its annual report on Form 10-K, on May 21, 2018, hopTo Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with certain holders (the “Holders”) of existing warrants originally issued on June 17, 2013 and January 7, 2014 (the “Existing Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Existing Warrants were exercisable for an aggregate of 564,556 shares of the Company’s Common stock and have a weighted average exercise price of approximately $10.77.

Pursuant to the Exchange Agreement, the Company agreed to exchange the Existing Warrants held by the Holders for new warrants exercisable for an aggregate 564,556 shares of the Company’s Common Stock, having an exercise price of $0.01 per share and a five year term (the “New Warrants”). The Exchange Agreement provides for a full release of all claims by the Holders related to damages (including liquidated damages) related to alleged failures by the Company to file or maintain certain registration statements, and also includes representations and warranties, covenants and conditions customary in agreements of this type. The transactions contemplated by the Exchange Agreement closed on May 21, 2018. Accordingly, the Existing Warrants have been canceled and the New Warrants issued to the Holders.

The foregoing descriptions of the Exchange Agreement and the New Warrants are qualified entirely by reference to the Exchange Agreement and the Form of Warrant, which are attached hereto as Exhibits 10.1 and 4.1, respectively.

The New Warrants issued pursuant to the Exchange Agreement were, in each case, exchanged pursuant to exemptions from the registration requirements afforded by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Registration Rights Agreement

On May 21, 2018, in connection with the Exchange Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Holders pursuant to which, among other things, the Company agreed to file a registration statement to register for resale the shares of Common Stock issuable upon the exercise of the New Warrants. The Company is required to cause the registration statement to be declared effective under the 1933 Act as soon as practicable. The Company also agreed, among other things, to indemnify the investors under the registration statement from certain liability and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.2.

Item 3.02 Unregistered Sales of Equity Securities.

The information relating to the exchange of securities pursuant to the Exchange Agreement disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this report:

Exhibit No.	Description
Exhibit 4.1	Form of Warrant
Exhibit 4.2	Registration Rights Agreement, dated May 21, 2018, by and among hopTo Inc. and the holders named therein
Exhibit 10.1	Exchange Agreement, dated May 21, 2018, by and among hopTo Inc. and the holders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: May 30, 2018	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Interim Chief Executive Officer, Chief Financial Officer, Secretary